CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Lubell, President and Chief Executive Officer and Charles A. Lesser, Chief Financial Officer of True Religion Apparel, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of True Religion Apparel, Inc. for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of True Religion Apparel, Inc.

Dated: March 31, 2005

/s/ Jeffrey Lubell

Jeffrey Lubell

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Charles A. Lesser

Charles A. Lesser

Chief Financial Officer

(Principal Financial Officer

and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to True Religion Apparel, Inc. and will be retained by True Religion Apparel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.